EXHIBIT 99.1

FOR IMMEDIATE RELEASE	Investor Contact: Martie Edmunds Zakas
November 3, 2009	Sr. Vice President - Strategic Planning & Investor Relations
770-206-4237
mzakas@muellerwp.com

Media Contact: John Pensec
Director - Corporate Communications & Public Affairs
770-206-4240
jpensec@muellerwp.com

MUELLER WATER PRODUCTS REPORTS FISCAL FOURTH QUARTER AND FULL YEAR 2009 RESULTS

FOURTH QUARTER EPS LOSS OF $0.09; ADJUSTED EPS LOSS OF $0.03

FOR THE YEAR GENERATED $82.2 MILLION IN FREE CASH FLOW

AND REDUCED DEBT BY $355.3 MILLION

(ATLANTA) — Mueller Water Products, Inc. (NYSE: MWA) today reported net sales of $374.8 million and a net loss of $10.9 million in the quarter ended September 30, 2009, which included interest rate swap contract settlement costs of $6.3 million, a loss on early extinguishment of debt of $3.0 million and restructuring charges of $1.9 million. Summarized consolidated 2009 fourth quarter results compared to 2008 fourth quarter results are as follows:

•	Net sales for the 2009 fourth quarter were $374.8 million, down 24.6 percent compared to $496.9 million for the 2008 fourth quarter.

•

Income from operations for the 2009 fourth quarter was $12.9 million compared to $48.1 million for the 2008 fourth quarter. Adjusted income from operations for the 2009 fourth quarter was $14.8 million compared to $48.5 million in the 2008 fourth quarter.

•	Adjusted EBITDA was $36.7 million in the 2009 fourth quarter compared to $72.3 million in the 2008 fourth quarter.

•	Net loss per share was $0.09 for the 2009 fourth quarter compared to net income per share of $0.15 for the 2008 fourth quarter. Adjusted net loss per share was $0.03 for the 2009 fourth quarter.

•	During the 2009 fourth quarter, the Company reduced its total debt by $221.0 million to $740.2 million.

•	Free cash flow was $36.6 million in the 2009 fourth quarter compared to $48.8 million in the 2008 fourth quarter.

“Production and shipment increases at Mueller Co. and U.S. Pipe in the fourth quarter contributed to significant sequential improvement in the financial performance of both business units. Strong operating leverage resulted in substantial incremental margin gains at both Mueller Co. and U.S. Pipe. Our fourth quarter performance reinforces our belief that, as our markets rebound, we will benefit from positive conversion margins,” said Gregory E. Hyland, chairman, president and chief executive officer of Mueller Water Products. “We generated strong free cash flow in the fourth quarter and the full year as a result of our cost containment and working capital management initiatives. We reduced our debt by $221.0 million during the quarter and $355.3 million for the year, a 32 percent reduction, using free cash flow and the proceeds from our recent equity offering.”

“We believe municipal water infrastructure spending began to improve over the last two quarters. We anticipate the typical lower seasonal demand pattern in the first half of fiscal 2010, but we should benefit from stimulus-related funding during the second half of fiscal 2010. While we believe residential construction markets have hit bottom, we expect to lag any recovery in this market in fiscal 2010. We believe commercial construction spending, which drives demand for our Anvil products, will continue to decline.”

Fourth Quarter Consolidated Results

Net sales for the 2009 fourth quarter of $374.8 million declined $122.1 million from $496.9 million for the 2008 fourth quarter due to lower shipment volumes of $105.3 million across all business segments and net lower pricing of $12.3 million due to lower pricing at U.S. Pipe partially offset by higher pricing at Mueller Co. and Anvil. In addition, unfavorable Canadian currency exchange rates reduced net sales by $4.5 million.

Adjusted income from operations for the 2009 fourth quarter of $14.8 million declined $33.7 million from $48.5 million for the 2008 fourth quarter. Results were negatively impacted by significantly lower shipment volumes, higher per-unit overhead costs on products sold due to lower production, and lower pricing at U.S. Pipe. The quarter’s results were positively impacted by reduced selling, general and administrative expenses, lower raw material costs and manufacturing cost savings.

Fourth Quarter Segment Results

Mueller Co. Segment

Net sales for the Mueller Co. segment of $158.1 million for the 2009 fourth quarter declined $26.5 million from $184.6 million for the 2008 fourth quarter. Lower shipment volumes of $29.4 million were partially offset by higher pricing of $4.2 million. Shipment volumes of iron gate valves, hydrants and brass service products in the quarter were all below the prior year period.

Adjusted income from operations of $25.4 million and adjusted EBITDA of $38.1 million in the 2009 fourth quarter compare to income from operations and EBITDA of $35.8 million and $48.7 million, respectively, in the 2008 fourth quarter. Adjusted income from operations decreased $10.7 million due to higher per-unit overhead costs on products sold due to lower production and $10.3 million due to lower shipment volumes. The decrease was partially offset by $4.2 million of higher sales pricing, $5.5 million of manufacturing cost savings and $3.7 million of reduced selling, general and administrative expenses.

U.S. Pipe Segment

Net sales for the U.S. Pipe segment of $105.3 million for the 2009 fourth quarter declined $48.1 million from $153.4 million for the 2008 fourth quarter. Net sales decreased $30.0 million due to lower shipment volumes and $18.1 million due to lower pricing.

Adjusted loss from operations of $7.1 million and an adjusted EBITDA loss of $2.6 million in the 2009 fourth quarter compare to adjusted loss from operations of $1.8 million and adjusted EBITDA of $4.2 million in the 2008 fourth quarter. The 2009 fourth quarter results were negatively impacted by $18.1 million due to lower sales pricing, $7.5 million due to lower shipment volumes and $6.5 million of higher per-unit overhead costs on products sold due to lower production. The decrease was partially offset by $16.7 million of lower raw material costs, $6.3 million of manufacturing cost savings and $4.5 million of lower selling, general and administrative expenses.

Anvil Segment

Net sales for the Anvil segment of $111.4 million for the 2009 fourth quarter declined $47.5 million from $158.9 million for the 2008 fourth quarter. The net sales decline was due to $45.9 million of lower shipment volumes and $3.2 million of unfavorable Canadian currency exchange rates, partially offset by higher pricing.

Adjusted income from operations of $3.2 million and adjusted EBITDA of $7.8 million in the 2009 fourth quarter compare to income from operations and EBITDA of $23.4 million and $28.1 million, respectively, in the 2008 fourth quarter. Adjusted income from operations decreased due to $13.6 million of lower shipment volumes, $9.6 million of higher raw material costs and $9.3 million due to higher per-unit overhead costs on products sold due to lower production. These items were partially offset by $9.3 million of lower selling, general and administrative expenses and $2.8 million of manufacturing cost savings.

Net Interest Expense

Net interest expense of $27.2 million increased from $17.6 million during the three months ended September 30, 2008. The increase was due to $6.3 million of premature interest rate swap settlements associated with debt prepayments as well as higher interest rates resulting from the June 2009 amendment to the 2007 Credit Agreement.

Loss on Early Extinguishment of Debt

The Company used the proceeds of its recent equity offering and other available cash to reduce debt during the quarter by $221.0 million, consisting of $218.0 million of prepayments and $3.0 million of scheduled payments. In connection with the debt prepayments, the Company expensed $3.0 million of related deferred financing costs as a loss on early extinguishment of debt.

Equity Offering

In September 2009, the Company completed a public offering of 37,122,000 shares of its Series A common stock at a public offering price of $4.75 per share. Net proceeds of $166.0 million (after offering expenses) were used to reduce outstanding debt under the 2007 Credit Agreement.

Use of Non-GAAP Measures

The Company presents adjusted income (loss) from operations, adjusted EBITDA, adjusted net loss and free cash flow as non-GAAP measures. Adjusted income (loss) from operations represents income (loss) from operations excluding impairment and restructuring charges. Adjusted EBITDA represents income (loss) before depreciation, amortization, debt-related transactions, interest income, income taxes, impairment and restructuring charges. The Company presents adjusted EBITDA because it is an important supplemental measure of performance, and management believes it is frequently used by securities analysts, investors and interested parties in the evaluation of financial performance. Adjusted EBITDA has limitations as an analytical tool, and investors should not consider it in isolation or as a substitute for analysis of the Company’s results as reported under accounting principles generally accepted in the United States (“GAAP”).

Adjusted net loss excludes impairment and restructuring charges, the loss on early extinguishment of debt, the cash expense to prematurely settle interest rate swap contracts, and the gain on repurchase of debt. These items are excluded because they are considered unusual and not indicative of recurring operations. Free cash flow, which represents cash flows from operating activities less capital expenditures, is presented as a measurement of cash flow because it is commonly used by the investment community. Further, management uses it as a reflection of the cash that the Company has available for ongoing business operations and discretionary purposes.

A reconciliation of non-GAAP to GAAP results is included as an attachment to this press release and has been posted online at www.muellerwaterproducts.com.

Conference Call Webcast

Mueller Water Products’ quarterly earnings conference call will take place Wednesday, November 4, 2009 at 9:00 a.m. EST. Mueller Water Products’ chairman, president and chief executive officer, Gregory E. Hyland, and members of the Company’s leadership team will discuss the Company’s recent financial performance and respond to questions from financial analysts. Mueller Water Products invites interested investors to listen to the call and view the accompanying slide presentation, which will be carried live on its Web site at www.muellerwaterproducts.com.

Investors interested in listening to the call should log on to the Web site several minutes before the start of the call. After selecting the presentation icon, investors should follow the instructions to ensure their systems are set up to hear the event and view the accompanying presentation slides.

Safe Harbor Statement

Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties that may cause the actual results in future periods of Mueller Water Products to differ materially from forecasted results. Those risks include, among others, changes in customer orders and demand for our products; changes in raw material, labor, equipment and transportation costs; pricing actions by the Company and its competitors; changes in law; the ability to attract and retain management and employees; the inability to successfully execute management strategies with respect to cost reductions, production increases or decreases, inventory control, and the integration of acquired businesses; and general changes in economic and financial conditions, residential and non-residential construction, and municipal spending. Risks associated with forward-looking statements are more fully described in our filings with the Securities and Exchange Commission. Mueller Water Products assumes no duty to update its forward-looking statements as of any future date.

About Mueller Water Products, Inc.

Mueller Water Products, Inc. is a leading North American manufacturer and marketer of infrastructure and flow control products for use in water distribution networks and treatment facilities. Its broad product portfolio includes engineered valves, fire hydrants, ductile iron pipe and pipe fittings, which are used by municipalities, as well as the residential and non-residential construction, oil & gas, HVAC and fire protection industries. With latest 12 months net sales as of September 30, 2009 of $1.4 billion, the Company is comprised of three operating segments: Mueller Co., U.S. Pipe and Anvil. Based in Atlanta, Georgia, the Company employs approximately 5,300 people. The Company’s Series A common stock trades on the New York Stock Exchange under the ticker symbol MWA. For more information about Mueller Water Products Inc., please visit the Company’s Web site at www.muellerwaterproducts.com.

MUELLER WATER PRODUCTS, INC.

CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

(in millions)

	September 30,	September 30,
	2009	2008
Assets:
Cash and cash equivalents	$61.5	$183.9
Receivables, net	216.3	298.2
Inventories	342.8	459.4
Deferred income taxes	30.8	48.2
Other current assets	80.8	60.6

Total current assets	732.2	1,050.3

Property, plant and equipment, net	296.4	356.8
Goodwill	—	871.5
Identifiable intangible assets, net	664.9	789.8
Other noncurrent assets	33.4	21.8

Total noncurrent assets	994.7	2,039.9
Assets held for sale	12.6	—

Total assets	$1,739.5	$3,090.2

Liabilities and stockholders’ equity:
Current portion of long-term debt	$11.7	$9.7
Accounts payable	111.7	156.0
Other current liabilities	97.4	129.0

Total current liabilities	220.8	294.7

Long-term debt	728.5	1,085.8
Deferred income taxes	180.0	295.8
Other noncurrent liabilities	173.9	85.0

Total liabilities	1,303.2	1,761.3

Commitments and contingencies

Series A common stock: 600,000,000 shares authorized and 153,790,887 shares outstanding at September 30, 2009; 400,000,000 million shares authorized and 29,528,763 shares outstanding at September 30, 2008	1.5	0.3
Series B common stock: 200,000,000 shares authorized and 85,844,920 shares outstanding at September 30, 2008	—	0.9
Additional paid-in capital	1,599.0	1,428.9
Accumulated deficit	(1,078.3)	(81.6)
Accumulated other comprehensive loss	(85.9)	(19.6)

Total stockholders’ equity	436.3	1,328.9

Total liabilities and stockholders’ equity	$1,739.5	$3,090.2

MUELLER WATER PRODUCTS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

(in millions, except per share amounts)

	Three months ended September 30,		Year ended September 30,
	2009	2008	2009	2008

Net sales	$374.8	$496.9	$1,427.9	$1,859.3
Cost of sales	305.6	374.5	1,171.0	1,420.3

Gross profit	69.2	122.4	256.9	439.0

Operating expenses:
Selling, general and administrative	54.4	73.9	239.1	274.6
Impairment	—	—	970.9	—
Restructuring	1.9	0.4	47.8	18.3

Total operating expenses	56.3	74.3	1,257.8	292.9

Income (loss) from operations	12.9	48.1	(1,000.9)	146.1
Interest expense, net	27.2	17.6	78.3	72.4
Loss on early extinguishment of debt	3.0	—	5.3	—
Gain on repurchase of debt	—	—	(1.5)	—

Income (loss) before income taxes	(17.3)	30.5	(1,083.0)	73.7
Income tax expense (benefit)	(6.4)	12.9	(86.3)	31.7

Net income (loss)	$(10.9)	$17.6	$(996.7)	$42.0

Net income (loss) per share:
Basic	$(0.09)	$0.15	$(8.55)	$0.36

Diluted	$(0.09)	$0.15	$(8.55)	$0.36

Weighted average shares outstanding:
Basic	119.4	115.4	116.6	115.1

Diluted	119.4	116.3	116.6	115.5

Dividends declared per share	$0.0175	$0.0175	$0.0700	$0.0700

MUELLER WATER PRODUCTS, INC.

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY

YEAR ENDED SEPTEMBER 30, 2009

(UNAUDITED)

(in millions)

	Common stock	Additional paid-in capital	Accumulated deficit	Accumulated other comprehensive loss	Total
Balance at September 30, 2008	$1.2	$1,428.9	$(81.6)	$(19.6)	$1,328.9

Net loss	—	—	(996.7)	—	(996.7)
Sale of common stock in public offering	0.3	165.7	—	—	166.0
Dividends declared	—	(8.1)	—	—	(8.1)
Stock-based compensation	—	11.6	—	—	11.6
Stock issued under stock compensation plans	—	0.9	—	—	0.9
Net unrealized loss on derivative instruments	—	—	—	(3.8)	(3.8)
Foreign currency translation	—	—	—	(3.4)	(3.4)
Minimum pension liability	—	—	—	(59.1)	(59.1)

Balance at September 30, 2009	$1.5	$1,599.0	$(1,078.3)	$(85.9)	$436.3

MUELLER WATER PRODUCTS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

(in millions)

	Year ended September 30,
	2009	2008
Operating activities:
Net income (loss)	$(996.7)	$42.0
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	59.5	63.6
Amortization	30.7	29.5
Provision for doubtful receivables	6.4	3.7
Write-off of deferred financing fees	5.3	—
Stock-based compensation	11.6	13.2
Gain on repurchase of debt	(1.5)	—
Deferred income tax benefit	(57.8)	(4.2)
Impairment and non-cash restructuring	1,009.4	14.8
Other, net	5.2	2.0
Changes in assets and liabilities:
Receivables	68.8	(11.3)
Inventories	109.8	(18.2)
Other current assets and other noncurrent assets	(32.9)	11.4
Accounts payable and other liabilities	(95.9)	35.5

Net cash provided by operating activities	121.9	182.0

Investing activities:
Capital expenditures	(39.7)	(88.1)
Acquisition of technology	(8.7)	—
Proceeds from sales of property, plant and equipment	5.5	9.6

Net cash used in investing activities	(42.9)	(78.5)

Financing activities:
Increase (decrease) in outstanding checks	4.3	(6.9)
Debt borrowings	539.4	—
Debt paid or repurchased	(893.1)	(5.0)
Payment of deferred financing fees	(10.1)	—
Common stock issued	166.9	1.9
Dividends paid	(8.1)	(8.1)

Net cash used in financing activities	(200.7)	(18.1)

Effect of currency exchange rate changes on cash	(0.7)	(0.4)

Net change in cash and cash equivalents	(122.4)	85.0
Cash and cash equivalents at beginning of period	183.9	98.9

Cash and cash equivalents at end of period	$61.5	$183.9

MUELLER WATER PRODUCTS, INC.

SEGMENT RESULTS AND RECONCILIATION OF GAAP TO NON-GAAP PERFORMANCE MEASURES

(UNAUDITED)

(in millions, except per share amounts)

	Three months ended September 30, 2009
	Mueller Co.	U.S. Pipe	Anvil	Corporate	Total

GAAP results:
Net sales	$158.1	$105.3	$111.4	$—	$374.8

Income (loss) from operations	$24.8	$(7.3)	$2.1	$(6.7)	$12.9

Interest expense, net					27.2
Loss on early extinguishment of debt					3.0
Income tax benefit					(6.4)

Net loss					$(10.9)

Net loss per diluted share					$(0.09)

Capital expenditures	$8.4	$4.1	$4.4	$0.1	$17.0

Non-GAAP results:
Adjusted income (loss) from operations and EBITDA:
Income (loss) from operations	$24.8	$(7.3)	$2.1	$(6.7)	$12.9
Restructuring	0.6	0.2	1.1	—	1.9

Adjusted income (loss) from operations	25.4	(7.1)	3.2	(6.7)	14.8
Depreciation and amortization	12.7	4.5	4.6	0.1	21.9

Adjusted EBITDA	$38.1	$(2.6)	$7.8	$(6.6)	$36.7

Adjusted net loss:
Net loss					$(10.9)
Interest rate swap settlement costs, net of tax					3.8
Restructuring, net of tax					1.2
Loss on early extinguishment of debt, net of tax					1.8

Adjusted net loss					$(4.1)

Adjusted net loss per diluted share					$(0.03)

Free cash flow:
Net cash provided by operating activities					$53.6
Capital expenditures					(17.0)

Free cash flow					$36.6

Net debt (end of period):
Current portion of long-term debt					$11.7
Long-term debt					728.5

Total debt					740.2
Less cash and cash equivalents					(61.5)

Net debt					$678.7

	Three months ended September 30, 2008

	Mueller Co.	U.S. Pipe	Anvil	Corporate	Total

GAAP results:
Net sales	$184.6	$153.4	$158.9	$—	$496.9

Income (loss) from operations	$35.8	$(2.2)	$23.4	$(8.9)	$48.1

Interest expense, net					17.6
Income tax expense					12.9

Net income					$17.6

Net income per diluted share					$0.15

Capital expenditures	$4.1	$20.2	$3.0	$—	$27.3

Non-GAAP results:
Adjusted income (loss) from operations and EBITDA:
Income (loss) from operations	$35.8	$(2.2)	$23.4	$(8.9)	$48.1
Restructuring	—	0.4	—	—	0.4

Adjusted income (loss) from operations	35.8	(1.8)	23.4	(8.9)	48.5
Depreciation and amortization	12.9	6.0	4.7	0.2	23.8

Adjusted EBITDA	$48.7	$4.2	$28.1	$(8.7)	$72.3

Adjusted net income:
Net income					$17.6
Restructuring, net of tax					0.2

Adjusted net income					$17.8

Adjusted net income per diluted share					$0.15

Free cash flow:
Net cash provided by operating activities					$76.1
Capital expenditures					(27.3)

Free cash flow					$48.8

Net debt (end of period):
Current portion of long-term debt					$9.7
Long-term debt					1,085.8

Total debt					1,095.5
Less cash and cash equivalents					(183.9)

Net debt					$911.6

MUELLER WATER PRODUCTS, INC.

SEGMENT RESULTS AND RECONCILIATION OF GAAP TO NON-GAAP PERFORMANCE MEASURES

(UNAUDITED)

(in millions, except per share amounts)

	Year ended September 30, 2009
	Mueller Co.	U.S. Pipe	Anvil	Corporate	Total
GAAP results:
Net sales	$547.1	$410.9	$469.9	$—	$1,427.9

Loss from operations	$(770.6)	$(142.4)	$(53.4)	$(34.5)	$(1,000.9)

Interest expense, net					78.3
Loss on early extinguishment of debt					5.3
Gain on repurchase of debt					(1.5)
Income tax benefit					(86.3)

Net loss					$(996.7)

Net loss per diluted share					$(8.55)

Capital expenditures	$16.2	$11.2	$11.9	$0.4	$39.7

Non-GAAP results:
Adjusted income (loss) from operations and EBITDA:
Loss from operations	$(770.6)	$(142.4)	$(53.4)	$(34.5)	$(1,000.9)
Impairment	818.7	59.5	92.7	—	970.9
Restructuring	2.0	41.6	4.0	0.2	47.8

Adjusted income (loss) from operations	50.1	(41.3)	43.3	(34.3)	17.8
Depreciation and amortization	50.9	21.1	17.6	0.6	90.2

Adjusted EBITDA	$101.0	$(20.2)	$60.9	$(33.7)	$108.0

Adjusted net loss:
Net loss					$(996.7)
Impairment, net of tax					925.9
Restructuring, net of tax					29.0
Interest rate settlement costs, net of tax					3.8
Loss on early extinguishment of debt, net of tax					3.2
Gain on repurchase of debt, net of tax					(0.9)

Adjusted net loss					$(35.7)

Adjusted net loss per diluted share					$(0.31)

Free cash flow:
Net cash used in operating activities					$121.9
Capital expenditures					(39.7)

Free cash flow					$82.2

Net debt (end of period):
Current portion of long-term debt					$11.7
Long-term debt					728.5

Total debt					740.2
Less cash and cash equivalents					(61.5)

Net debt					$678.7

	Year ended September 30, 2008
	Mueller Co.	U.S. Pipe	Anvil	Corporate	Total
GAAP results:
Net sales	$718.1	$546.0	$595.2	$—	$1,859.3

Income (loss) from operations	$128.4	$(17.4)	$74.1	$(39.0)	$146.1

Interest expense, net					72.4
Income tax expense					31.7

Net income					$42.0

Net income per diluted share					$0.36

Capital expenditures	$17.9	$58.5	$11.5	$0.2	$88.1

Non-GAAP results:
Adjusted income (loss) from operations and EBITDA:
Income (loss) from operations	$128.4	$(17.4)	$74.1	$(39.0)	$146.1
Restructuring charges	—	18.3	—	—	18.3

Adjusted income (loss) from operations	128.4	0.9	74.1	(39.0)	164.4
Depreciation and amortization	50.1	22.7	19.7	0.6	93.1

Adjusted EBITDA	$178.5	$23.6	$93.8	$(38.4)	$257.5

Adjusted net income:
Net income					$42.0
Restructuring, net of tax					11.1

Adjusted net income					$53.1

Adjusted net income per diluted share					$0.46

Free cash flow:
Net cash provided by operating activities					$182.0
Capital expenditures					(88.1)

Free cash flow					$93.9

Net debt (end of period):
Current portion of long-term debt					$9.7
Long-term debt					1,085.8

Total debt					1,095.5
Less cash and cash equivalents					(183.9)

Net debt					$911.6

MUELLER WATER PRODUCTS, INC.

SELECTED QUARTERLY SEGMENT RESULTS

(UNAUDITED)

(in millions, except percentages)

	Three months ended
	December 31,	March 31,	June 30,	September 30,	Fiscal
	2008	2009	2009	2009	2009
Net sales:
Mueller Co.	$119.6	$114.8	$154.6	$158.1	$547.1
U.S. Pipe	115.7	93.2	96.7	105.3	410.9
Anvil	132.4	114.2	111.9	111.4	469.9

	$367.7	$322.2	$363.2	$374.8	$1,427.9

Adjusted income (loss) from operations:
Mueller Co.	$8.5	$2.6	$13.6	$25.4	$50.1
U.S. Pipe	(6.5)	(10.9)	(16.8)	(7.1)	(41.3)
Anvil	21.3	12.1	6.7	3.2	43.3
Corporate	(10.6)	(8.9)	(8.1)	(6.7)	(34.3)

	$12.7	$(5.1)	$(4.6)	$14.8	$17.8

Adjusted income (loss) from operations margin:
Mueller Co.	7.1%	2.3%	8.8%	16.1%	9.2%
U.S. Pipe	-5.6%	-11.7%	-17.4%	-6.7%	-10.1%
Anvil	16.1%	10.6%	6.0%	2.9%	9.2%
Consolidated	3.5%	-1.6%	-1.3%	3.9%	1.2%